CONTINUING GUARANTY

Debtor	Vanguard Synfuels, LLC
Pollock, Louisiana

In consideration of FIRST SOUTH FARM CREDIT, ACA (“Creditor”) having made and/or making loans or advances or otherwise giving credit to the above named debtor (“Debtor”), as Creditor and Debtor may from time to time agree upon, the undersigned guarantor (“Guarantor”), does hereby unconditionally and in solido with Debtor, guarantee to Creditor, its successors and assigns, and all future holder or holders of this Continuing Guaranty, which is hereby declared to be transferable, the prompt payment of all debts, obligations, and liabilities, whether direct, indirect, absolute, contingent, secured, or unsecured, (hereinafter collectively referred to some times as “Obligations”) which Debtor may now or at any time, or times, hereafter owe, or be liable to pay to Creditor, and Guarantor agrees to pay the same promptly when due and at all times thereafter, without notice or demand. Should Debtor be or become insolvent, then Guarantor agrees to pay all Obligations forthwith whether then due or not due.

Creditor may sell, pledge, assign, discount, rediscount, surrender, compound, release, renew, extend, forebear, alter, exchange, or otherwise deal with and/or dispose of any and all property, securities, collateral, endorsements and guaranties now or hereafter held by said Creditor as security, indemnity, or otherwise, upon such terms and conditions as Creditor in its sole discretion may deem advisable, and Creditor may, from time to time, make such changes in, renewals and extensions of time, mode and terms of payment of said Obligations of Debtor, and of the time, mode and terms of payment of all or any endorsements and guaranties of said Obligations made by others, as Creditor in its sole discretion may deem advisable; all without in any way affecting, limiting, or prejudicing the Creditor’s rights or the Guarantor’s liability under this Continuing Guaranty. Creditor is hereby irrevocably authorized and empowered at any and all times to impute or apply, as it may see fit, any payment or payments which may be made by Debtor or by others on Debtor’s Obligations.

This guaranty shall be a continuing guaranty, and shall remain in full force and effect until terminated by the Creditor’s receipt of 30 days prior written notice of its termination; but such termination shall not affect or impair said Guarantor’s liability hereunder as to any Obligations of the Debtor existing on the effective date of such termination, or as to any subsequent modifications, renewals, extensions or changes in the form or evidence of said existing Obligations, whether such Obligations are matured or not upon the effective date of termination. Such termination shall not affect Creditor’s right to release, modify or otherwise change the security or collateral Creditor may hold, or to release or modify the liability of any of the undersigned signor(s) or of any other surety or guarantor of Debtor’s Obligations it being agreed that Creditor may take such action in regard to such security or collateral or sureties or guarantors as Creditor in its sole discretion may deem advisable. It is further agreed that upon receipt of notice of termination, Creditor is under no obligation to take any steps to enforce or collect Debtor’s Obligations and Creditor’s failure to take any steps to enforce or collect Debtor’s Obligations shall not affect Guarantor’s liability herein for all Obligations of Debtor to Creditor as of the effective date of the termination or as to any renewals, extensions or modifications or changes in the form of evidence of those Obligations.

It is further agreed that the Guarantor’s liability under this Continuing Guaranty shall not be affected or impaired by any failure of Creditor to realize for any reason, upon any property, securities, collateral, endorsements or guaranties, nor by any alteration of any contract express or implied, nor by any change in Debtor, by death, dissolution, withdrawal, or otherwise, but Guarantor agrees to pay in any event the entire ultimate balance of Debtor’s Obligations (including principal, interest, attorney fees and costs of collection), now or hereafter due or owing by Debtor to Creditor. Creditor shall, at no time, and under no circumstances, be bound to resort to any collateral, securities, endorsements or guaranties now or hereafter held by Creditor as security, indemnity, or otherwise, the undersigned Guarantor being bound to pay by this Continuing Guaranty to the same extent as and in solido with Debtor, and said Guarantor specifically waives the right and the benefits of demanding division and discussion.

Guarantor hereby waives any formal acceptance and waives notice of the acceptance of this Continuing Guaranty by Creditor, and Guarantor also waives notice of any loans, advances, discounts, or credits that may be made to Debtor, it being the intention of Guarantor that Creditor shall have the right to make loans, advances, and discounts, and to give credit to the Debtor on the faith hereof without notice to Guarantor.

Guarantor hereby also waives notice of all defaults by said Debtor or others, and of all things now existing, or hereafter occurring in any dealings between or among Creditor, Debtor and others.

The liability of Guarantor for payment shall be in solido with Debtor, and as to each undersigned Guarantor, if there be more than one, each shall be and shall remain obligated to Creditor in the full amount set forth herein. Creditor may obtain other guaranties for Debtor in whole or in part, and may release the guarantors or any of them in whole or in part without affecting the liability of any Guarantor under this Continuing Guaranty. Each of the undersigned signors waives and renounces as to each other and any other guarantors and/or sureties of Debtor’s Obligations, the right of demanding, and the benefits of, division and discussion.

This agreement, regardless where actually signed, shall be construed under and governed by the laws of the State of Louisiana, and Guarantor consents to the personal jurisdiction of any federal or state court in Louisiana, if suit is filed to enforce this guaranty agreement.

In the event this Continuing Guaranty is referred to an attorney at law for collection by suit, or otherwise, Guarantor will also owe and pay reasonable attorney fees relating to such collection efforts.

THUS DONE, READ AND SIGNED in Los Angeles , _____California_________, on the 28th  day of _____ June_ , 2007.

WITNESSES:		PAYMENT GUARANTEED

GUARANTOR:
/s/ Heng Chuk		Allegro Biodiesel Corporation
Heng Chuk
(Print Name)
	By:	/s/ W. Bruce Comer, III
W. Bruce Comer, III _ CEO_
/s/ Michael Hakim		Duly Authorized (Title)
Michael Hakim
(Print Name)